UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2018

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-0381
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 1.01 Entry into a Material Definitive Agreement.
On May 25, 2018, Keane Group Holdings, LLC (“Keane Group” or the “New Term Loan Borrower”), a subsidiary of Keane Group, Inc. (the “Company), and the New Term Loan Guarantors (as defined below) entered into a term loan facility (the “New Term Loan Facility”) with each lender from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent. The proceeds of the New Term Loan Facility were used to refinance Keane Group’s existing term loan facility and to repay related fees and expenses, with the excess proceeds to fund general corporate purposes. The following is a summary of the material provisions of the New Term Loan Facility. It does not include all of the provisions of the New Term Loan Facility, does not purport to be complete and is qualified in its entirety by reference to the full text of the New Term Loan Facility, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Structure. The New Term Loan Facility provides for a term loan facility in an initial aggregate principal amount of $350.0 million (the loans incurred under the New Term Loan Facility, the “Term Loans”). In addition, subject to certain customary conditions, the New Term Loan Facility allows for additional incremental term loans to be incurred thereunder in an amount equal to the sum of (a) $200.0 million plus the aggregate principal amount of voluntary prepayments of Term Loans made on or prior to the date of determination (less amounts incurred in reliance on the capacity described in this subclause (a)), plus (b) an unlimited amount, subject to, (x) in the case of debt secured on a pari passu basis with the Term Loans, immediately after giving effect to the incurrence thereof, a first lien net leverage ratio being less than or equal to 2.00:1.00, (y) in the case of debt secured on a junior basis with the Term Loans, immediately after giving effect to the incurrence thereof, a secured net leverage ratio being less than or equal to 3.00:1.00 and (z) in the case of unsecured debt, immediately after giving effect to the incurrence thereof, a total net leverage ratio being less than or equal to 3.50:1.00.

Maturity. May 25, 2025 or, if earlier, the stated maturity date of any other term loans or term commitments.

Amortization. The loans under the New Term Loan Facility amortize in quarterly installments equal to 1.00% per annum of the aggregate principal amount of all initial term loans outstanding, commencing with September 30, 2018.

Interest. The Term Loans bear interest at a rate per annum equal to, at the New Term Loan Borrower’s option, (a) the base rate plus 2.75%, or (b) the adjusted London Interbank Offered Rate for such interest period (subject to a 1.00% floor) plus 3.75%, subject to, on and after the fiscal quarter ending September 30, 2018, a pricing grid with three 0.25% per annum step-ups and one 0.25% per annum step-down determined based on total net leverage for the relevant period. Following a payment event of default, the Term Loans bear interest at the rate otherwise applicable to such Term Loans at such time plus an additional 2.00% per annum during the continuance of such event of default.

Prepayments. The New Term Loan Facility is required to be prepaid with: (a) 100% of the net cash proceeds of certain asset sales, casualty events and other dispositions, subject to the terms of an intercreditor agreement between the agent for the New Term Loan Facility and the agent for the New Term Loan Borrower’s existing ABL credit facility (the “Existing ABL Facility”) and certain exceptions; (b) 100% of the net cash proceeds of debt incurrences or issuances (other than debt incurrences permitted under the New Term Loan Facility, which exclusion is not applicable to permitted refinancing debt) and (c) 50% (subject to step-downs to 25% and 0%, upon and during achievement of certain total net leverage ratios) of excess cash flow in excess of a certain amount, minus certain voluntary prepayments made under the New Term Loan Facility or other debt secured on a pari passu basis with the Term Loans and voluntary prepayments of loans under the Existing ABL Facility to the extent the commitments under the Existing ABL Facility are permanently reduced by such prepayments.

Guarantees. Subject to certain exceptions as set forth in the definitive documentation for the New Term Loan Facility, the amounts outstanding under the New Term Loan Facility are guaranteed by the Company, Keane Frac, LP, KS Drilling, LLC, KGH Intermediate Holdco I, LLC, KGH Intermediate Holdco II, LLC, and Keane Frac GP, LLC, and each subsidiary of the Company that will be required to execute and deliver a facility guaranty in the future pursuant to the terms of the New Term Loan Facility (collectively, the “New Term Loan Guarantors”).

Security.     Subject to certain exceptions as set forth in the definitive documentation for the New Term Loan Facility, the obligations under the New Term Loan Facility are secured by (a) a first-priority security interest in and lien on substantially all of the assets of the New Term Loan Borrower and the New Term Loan Guarantors to the extent not constituting ABL Facility Priority Collateral (as defined below) and (b) a second-priority security interest in and lien on substantially all of the accounts receivable, inventory, and frac iron equipment, and certain other assets and property related to the foregoing including certain chattel paper, investment property, documents, letter of credit rights, payment intangibles, general intangibles, commercial tort claims, books and records and supporting obligations of the borrowers and guarantors under the Existing ABL Facility (the “ABL Facility Priority Collateral”).

Fees. Certain customary fees are payable to the lenders and the agents under the New Term Loan Facility.

Restricted Payment Covenant. The New Term Loan Facility includes a covenant restricting the ability of the Company and its restricted subsidiaries to pay dividends and make certain other restricted payments, subject to certain exceptions. The New Term Loan Facility provides that the Company and its restricted subsidiaries may, among things, make cash dividends and other restricted payments in an aggregate amount during the life of the facility not to exceed (a) $100.0 million, plus (b) the amount of net proceeds received by the New Term Loan Borrower from the funding of the Term Loans in excess of the of such net proceeds required to finance the refinancing of the New Term Loan Borrower's existing term loan facility and pay fees and expenses related thereto and to the entry into the New Term Loan Facility, plus (c) an unlimited amount so long as, after giving effect to such restricted payment, the total net leverage ratio would not exceed 2.00:1.00. In addition, the Company and its restricted subsidiaries may make restricted payments utilizing the Cumulative Credit (as defined below), subject to certain conditions including, if any portion of the Cumulative Credit utilized is comprised of amounts under clause (b) of the definition thereof below, the pro forma total net leverage ratio being no greater than 2.50:1.00.

“Cumulative Credit”, generally, is defined as an amount equal to (a) $25.0 million, (b) 50% of consolidated net income of the Company and its restricted subsidiaries on a cumulative basis from April 1, 2018 (which cumulative amount shall not be less than zero), plus (c) other customary additions, and reduced by the amount of Cumulative Credit used prior to such time (whether for restricted payments, junior debt payments or investments).

Affirmative and Negative Covenants. The New Term Loan Facility contains various affirmative and negative covenants (in each case, subject to customary exceptions as set forth in the definitive documentation for the New Term Loan Facility). The New Term Loan Facility does not contain any financial maintenance covenants.

Events of Default.     The New Term Loan Facility contains customary events of default (subject to exceptions, thresholds and grace periods as set forth in the definitive documentation for the New Term Loan Facility).

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On May 29, 2018, the Company issued a press release announcing that it had entered into the New Term Loan Facility. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1
Term Loan Agreement, dated May 25, 2018, by and among Keane Group Inc., as the Parent, Keane Group Holdings, LLC, as the Lead Borrower, the Subsidiary Guarantors party thereto, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

99.1	Press release dated May 29, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.

Date: May 29, 2018	By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Term Loan Agreement, dated May 25, 2018, by and among Keane Group Inc., as the Parent, Keane Group Holdings, LLC, as the Lead Borrower, the Subsidiary Guarantors party thereto, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

99.1	Press release dated May 29, 2018.